News Release Array BioPharma Names Carrie S. Cox Chairman of its Board of Directors – Industry veteran brings strong commercial experience as Array commercializes BRAFTOVI™ + MEKTOVI® – Boulder, Colo. (August 10, 2018) – Array BioPharma Inc. (Nasdaq: ARRY) today announced that Carrie S. Cox has been named Chairman of its Board of Directors, effective immediately. Ms. Cox has been appointed to the Audit and Corporate Governance Committees of the Board. Kyle Lefkoff, General Partner of Boulder Ventures Ltd., who has served as Chairman of Array’s Board since its inception, has stepped down as Chairman and will continue to serve as a director. Ms. Cox is an experienced corporate director with a distinguished career in the biopharmaceutical industry. She served as Executive Vice President and President of Schering-Plough's Global Pharmaceutical Business, which generated approximately $16 billion in annual sales. Before joining Schering-Plough, Ms. Cox served as Executive Vice President and President of Pharmacia’s Global Prescription Business, Senior Vice President of Pharmacia & Upjohn's Global Prescription Business, and as Vice President of Women's Healthcare at Wyeth-Ayerst. “All of us at Array are grateful to Mr. Lefkoff for his dedication and service to the company and acknowledge his many important contributions as Array evolved to a fully-integrated, commercial-stage biopharmaceutical company. We look forward to his continued insight and guidance as a valued member of our Board of Directors,” said Ron Squarer, Chief Executive Officer, Array BioPharma. “We are delighted to have Ms. Cox join and lead our Board of Directors. She brings a wealth of commercial expertise to Array that will help drive the success of our recent launch of BRAFTOVI™ + MEKTOVI®.” “I am thrilled that BRAFTOVI + MEKTOVI are now available to patients and I look forward to continuing to work with the Array team,” said outgoing Chairman Kyle Lefkoff. “Ms. Cox is an experienced pharmaceutical executive with a highly successful history of commercial management. She is ideally suited to lead our Board into the next phase of Array’s growth and development, and we are proud to welcome her to the Array team.” Ms. Cox added, "I am excited to join Array’s Board as the Company commercializes its first FDA-approved products in metastatic melanoma with the approval of BRAFTOVI + MEKTOVI. Array also has an impressive drug discovery and development engine, and I look forward to working closely with the team and my fellow Board members to advance innovative treatments that have the potential to significantly benefit patients in need.” Ms. Cox currently serves on the Boards of Directors of Celgene, Cardinal Health, electroCore and Texas Instruments (previously as Lead Director). Ms. Cox also serves as the Executive Chairman of the Humacyte, Inc., Board of Directors through 2018. Most recently, Ms. Cox served as Chairman and Chief Executive Officer of Humacyte, Inc., which she joined in 2010. Ms. Cox also served as Chairman of Prism Pharmaceuticals, sold to Baxter Corporation in 2011. Ms. Cox spent her early career at Sandoz pharmaceuticals (now Novartis) in a variety of commercial roles of increasing responsibility. Ms. Cox has been named to FORTUNE Magazine’s list of the “50 Most Powerful Women in Business” six times. Her work has been featured in Harvard Business Review and in the New York Times bestseller, The Profit Zone, and she is a graduate of the Massachusetts College of Pharmacy.

Ms. Cox will serve as a Class I director on the Board with a term that expires at the Annual Meeting of Array's stockholders in 2019. About Array BioPharma Array BioPharma Inc. is a fully-integrated, biopharmaceutical company focused on the discovery, development and commercialization of transformative and well-tolerated targeted small molecule drugs to treat patients afflicted with cancer and other high-burden diseases. Array markets in the United States BRAFTOVITM (encorafenib) capsules in combination with MEKTOVI® (binimetinib) tablets for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation. Array’s lead clinical programs, encorafenib and binimetinib, are being investigated in over 30 clinical trials across a number of solid tumor indications, including a Phase 3 trial in BRAF-mutant colorectal cancer. Array’s pipeline includes several additional programs being advanced by Array or current license-holders, including selumetinib (partnered with AstraZeneca), larotrectinib (partnered with Loxo Oncology), ipatasertib (partnered with Genentech), tucatinib (partnered with Seattle Genetics) and ARRY-797 (being developed by Yarra Therapeutics, a wholly-owned subsidiary of Array), all of which are currently in registration trials. Ganovo® (danoprevir, partnered with Roche) was recently approved in China for the treatment of viral hepatitis C. For more information on Array, please visit www.arraybiopharma.com or follow @arraybiopharma on Twitter and LinkedIn. Array BioPharma Forward-Looking Statement This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about the future development plans of encorafenib and binimetinib; expectations that events will occur that will create greater value for Array; and the potential for the results of current and future clinical trials to support regulatory approval or the marketing success of encorafenib and binimetinib, and the expected contributions of Ms. Cox to the Board of Directors. Because these statements reflect our current expectations concerning future events and involve significant risks and uncertainties, our actual results could differ materially from those anticipated in these forward- looking statements as a result of many factors. These factors include, but are not limited to, the potential that the FDA, EMA or other regulatory agencies determine results from clinical trials are not sufficient to support registration or marketing approval of encorafenib and binimetinib; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials and to manufacture drug substance and product within and outside the U.S.; our ability to grow and successfully develop commercialization capabilities; our ability to achieve and maintain profitability and maintain sufficient cash resources; and our ability to attract and retain experienced scientists and management. Additional information concerning these and other risk factors can be found in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. We are providing this information as of August 10, 2018. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements. BRAFTOVI™ is a trademark of Array BioPharma Inc. MEKTOVI® is a registered trademark of Array BioPharma Inc. in the United States and various other countries. ### CONTACT: Array BioPharma Andrea N. Flynn, Ph.D. Senior Director, Investor Relations & Corporate Communications (303) 381-6600 ir@arraybiopharma.com